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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 16, 2024
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 305,
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

________________(980) 595-2840__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Capital Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

As disclosed by Air T, Inc. (the “Company”) in a Current Report on Form 8-K filed on August 7, 2024, the Company appointed Tracy Kennedy (“Kennedy”), the Company’s Chief Accounting Officer, on an interim basis, to assume the duties of principal financial officer of the Company, effective September 3, 2024. On October 16, 2024, following an extensive search of potential internal and external candidates, the Board of Directors (the “Board”) of the Company approved Kennedy’s permanent appointment as the Company’s Chief Financial Officer, and the Company simultaneously entered into an Employment Agreement (the “Employment Agreement”) with Kennedy.

Pursuant to the Employment Agreement, Kennedy’s employment with the Company is at-will, and Kennedy will be paid a base salary of $270,000 per year, payable in accordance with standard pay practices of the Company, less any applicable withholdings or deductions. In addition, Kennedy is eligible to receive quarterly incentive compensation; provided, however, that the Company reserves the right to pause payments of any otherwise due and owing quarterly incentive compensation in the event the Company is in significant financial distress that would objectively impair the Company’s existing debt obligations, as determined in the sole discretion of the Company. The calculation of each quarterly award will be based on a 1-5 rating for Kennedy’s performance in the preceding quarter, as determined by the Company’s Chief Executive Officer in their sole discretion. The ratings-based amounts are as follows:

i.Rating of 1: $0
ii.Rating of 2: $5,000-$20,000 (at CEO’s discretion)
iii.Rating of 3: $27,000
iv.Rating of 4: $40,000
v.Rating of 5: $55,000+ (at CEO’s discretion)

The Employment Agreement also provides for (i) insurance and other benefits in accordance with the Company’s standard benefit package, (ii) four (4) weeks of vacation per year, subject to the terms and conditions of the Company’s vacation policy, and (iii) certain restrictive covenants (non-competition, non-solicitation, non-disparagement and confidentiality). If the Company terminates the Employment Agreement for any reason other than for “Cause” (as defined in the Employment Agreement), then Kennedy shall be entitled to a severance payment equal to six (6) months plus one (1) month for each year of employment, up to a maximum of twelve (12) months of her base salary. Such severance payment is contingent upon the execution and delivery by Kennedy of a general release of all claims and the expiration of any applicable rescission period in connection therewith.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

As reported under Item 1.01 above, the Board approved Kennedy’s permanent appointment as the Company’s Chief Financial Officer on October 16, 2024. Kennedy will continue to serve as the Company’s Chief Accounting Officer. Kennedy, age 34, was appointed as the Company’s Chief Accounting Officer around October, 2022. As Chief Accounting Officer, Kennedy has been tasked with regulatory compliance (including SEC reporting), corporate governance, risk management, cash-flow management, accounting policies establishment, and internal controls enhancement. Previously, Kennedy served as the Company’s Director of Accounting from May, 2018, to February, 2019, and then as the Company’s Corporate Controller from February, 2019, to October, 2022. In her role as Corporate Controller, Kennedy was responsible for maintaining accurate books and reports and for running the day-to-day accounting operations of the Company.

The description of the Employment Agreement reported under Item 1.01 above is incorporated by reference herein.

A copy of the press release announcing Kennedy’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Air T, Inc. and Tracy Kennedy, dated as of October 16, 2024.
99.1	Press Release issued by Air T, Inc. on October 22, 2024, announcing the appointment of Tracy Kennedy.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

*Portions of the transaction exhibits have been omitted for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024

AIR T, INC.

By: /s/ Nick Swenson
Nick Swenson, Chief Executive Officer